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                                                            Exhibit 99(b)


                      MCDONALD & COMPANY INVESTMENTS, INC.

                                     PROXY
             SPECIAL MEETING OF STOCKHOLDERS -- SEPTEMBER 15, 1998
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

        The undersigned hereby (i) appoints WILLIAM B. SUMMERS, JR., ROBERT T. CLUTTERBUCK and THOMAS F. MCKEE, and each of them, as Proxy holders and attorneys, with full power of substitution, to appear and vote all of the shares of Common Stock of McDonald & Company Investments, Inc. which the undersigned shall be entitled to vote at the Special Meeting of Stockholders of the Company, to be held at the McDonald Investment Center Auditorium, 20th Floor, McDonald Investment Center, 800 Superior Avenue, Cleveland, Ohio, on Tuesday, September 15, 1998, at 9:30 a.m., local time, and at any adjournments thereof, hereby revoking any and all proxies heretofore given, and (ii) authorizes and directs said Proxy holders to vote all of the shares of Common Stock of the Company represented by this Proxy as follows, WITH THE UNDERSTANDING THAT IF NO DIRECTIONS ARE GIVEN BELOW, SAID SHARES WILL BE VOTED "FOR" THE ADOPTION OF THE AGREEMENT AND PLAN OF MERGER, DATED AS OF JUNE 15, 1998, BETWEEN MCDONALD & COMPANY INVESTMENTS, INC. AND KEYCORP.

    (1) PROPOSAL to adopt the Agreement and Plan of Merger, dated as of June 15, 1998, between McDonald & Company Investments, Inc. and KeyCorp.

       [ ] FOR the Proposal      [ ] AGAINST the Proposal      [ ] ABSTAIN

                                      (Continued and to be signed on other side)

PROXY NO.                                                                 SHARES
                      (Proxy -- continued from other side)

    (2) In their discretion to act on any other matter which may properly come before the Special Meeting.

                                                 Please date, sign and return
                                                 promptly in the accompanying
                                                 envelope.

                                                 Dated: , 1998

                                                 -------------------------------

                                                 -------------------------------

                                                 Your signature to this Proxy
                                                 form should be exactly the same
                                                 as the name imprinted hereon.
                                                 Persons signing as executors,
                                                 administrators, trustees or in
                                                 similar capacities should so
                                                 indicate. For joint accounts,
                                                 the name of each joint owner
                                                 must be signed.

   THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE FOR THE PROPOSAL LISTED ABOVE.
                                   Proxy Card